                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         ARMOR ALL PRODUCTS CORPORATION
                                       AT
                              $19.09 NET PER SHARE
                                       BY
                         SHIELD ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               THE CLOROX COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
      NEW YORK CITY TIME, ON MONDAY, DECEMBER 30, 1996, UNLESS THE OFFER IS
                                   EXTENDED.

                                                                December 2, 1996

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated December 2, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Shield Acquisition Corporation, a Delaware corporation (the "Offeror") and a wholly owned subsidiary of The Clorox Company, a Delaware corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Armor All Products Corporation, a Delaware corporation (the "Company"), at a price of $19.09 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 26, 1996, as amended, by and among the Parent, the Offeror and the Company (the "Merger Agreement"). Also enclosed is the Letter to Stockholders of the Company from Kenneth M. Evans, President and Chief Executive Officer of the Company, together with a Solicitation/ Recommendation Statement on Schedule 14D-9.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the condition set forth in the Offer.

    Your attention is invited to the following:

        1. The tender price is $19.09 per Share, net to the seller in cash, without interest.

        2.  The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the Company's stockholders, and recommends that the Company's stockholders tender their Shares in the Offer.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 30, 1996, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer. See the Offer to Purchase.

        6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Offeror pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by Morgan Stanley & Co. Incorporated, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                         ARMOR ALL PRODUCTS CORPORATION
                                       BY

                         SHIELD ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               THE CLOROX COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 2, 1996, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Shield Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of The Clorox Company, a Delaware corporation, to purchase all outstanding Shares of common stock, par value $0.01 per share (the "Shares"), of Armor All Products Corporation, a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: , 199                                                   SIGN HERE
                                               -------------------------------------------

            Number of Shares to be Tendered:
   --------------------------------  Shares*
                                               -------------------------------------------
                                                       Signature(s) of Holder(s)

                                                         Name(s) of Holder(s):

                                              -------------------------------------------

                                              -------------------------------------------
                                                          Please Type or Print

                                              -------------------------------------------
                                                                Address

                                              -------------------------------------------
                                                                Zip Code

                                               -------------------------------------------
                                                     Area Code and Telephone Number

                                               -------------------------------------------
                                               Taxpayer Identification or Social Security
                                                                 Number

------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3